UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2015

SPARTON CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-1000	38-1054690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

425 Martingale Road
Suite 2050
Schaumburg, Illinois	60173-2213
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 772-7866

NA

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 26, 2015, Don Pearson, Senior Vice President and Chief Financial Officer of Sparton Corporation (the “Company”), delivered to the Company his resignation from all positions he holds with the Company and its subsidiaries, effective June 9, 2015, in order to accept a position as Chief Financial Officer of a private equity-backed company.

Until such time as a replacement is appointed, Cary B. Wood, President and CEO, will serve as interim principal financial officer for the Company. For further information regarding Mr. Wood, see the Company’s most recent Proxy Statement on Schedule 14A, filed with the Securities Exchange Commission (the “SEC”), and the Company’s most recent Annual Report on Form 10-K, filed with the SEC, which information is incorporated herein by reference

The Company is conducting a search for a new Chief Financial Officer and has engaged a senior finance professional to assist the Company with financial and accounting matters on an interim basis.

In connection with his resignation, Mr. Pearson noted that it did not result from any disagreement regarding the Company’s financial reporting or accounting policies, procedures, estimates or judgments, but was due to the nature of the opportunity he was offered. The Company does not anticipate any disruption to financial reporting, planning, integration matters or other initiatives in which Mr. Pearson is involved.

A copy of the press release announcing Mr. Pearson’s resignation is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

Exhibit 99.1	Press Release, dated June 1, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SPARTON CORPORATION

Dated: June 1, 2015	By:	/s/ Cary B. Wood
Cary B. Wood, President and Chief Executive Officer

Index to Exhibits

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description
Exhibit 99.1	Press Release, dated June 1, 2015